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                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549


                                       FORM 8-K

                                    CURRENT REPORT

        Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




          Date of Report (Date of earliest event reported): October 6, 1999

                                HARVEYS CASINO RESORTS
                (Exact name of registrant as specified in its charter)


     Nevada                             1-12802             88-0066882
(State or other jurisdiction  (Commission file number)      (IRS Employer
of incorporation)                                      Identification Number)


                            Highway 50 & Stateline Avenue
                                    P. O. Box 128
                               Lake Tahoe, Nevada 89449
                       (Address of principal executive offices)


        Registrant's telephone number, including area code:     (775) 588-2411


                                     Inapplicable
            (Former name or former address, if changed since last report)


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Item 2.  Acquisition of Assets.

On October 6, 1999, HBR Realty Company, Inc., a Nevada corporation and a wholly-owned subsidiary of Harveys Casino Resorts, purchased the greyhound racetrack and land-based casino in Council Bluffs, Iowa from Iowa West Racing Association, Nonprofit Corporation, an Iowa nonprofit corporation. The purchase occurred pursuant to a Purchase and Sale Agreement and Joint Escrow Instructions dated August 31, 1999 by and between HBR Realty Company and Iowa West Racing Association. HBR Realty Company paid approximately $115 million for the property known as Bluffs Run Casino. HBR Realty Company may be required to pay additional consideration up to $50 million pending the results of a required referendum on the continuation of gaming at pari-mutuel racetracks to be decided in 2002 by the voters of Pottawattamie County, Iowa.

Immediately after closing of the transaction, HBR Realty Company leased the Bluffs Run Casino facilities back to Iowa West Racing Association for an initial term of 25 years pursuant to a Lease by and between HBR Realty Company, Inc., a Nevada corporation, as Landlord and Iowa West Racing Association, Nonprofit Corporation, an Iowa nonprofit corporation as Tenant, dated October 5, 1999. Additionally, Harveys BR Management Company, Inc., a Nevada corporation and a wholly-owned subsidiary of Harveys Casino Resorts, assumed management of Bluffs Run Casino pursuant to a Management Agreement by and between Harveys BR Management Company, Inc., a Nevada corporation, and Iowa West Racing Association, an Iowa nonprofit corporation, dated October 6,
1999.   Iowa West Racing Association will continue to hold the pari-mutuel and gaming licenses under Iowa law. Harveys Casino Resorts, through its wholly-owned subsidiaries, will receive management fees and lease income generally equal to the ongoing cash flow from the operations of Bluffs Run Casino.

Harveys Casino Resorts financed the acquisition through borrowings from a group of banks led by Wells Fargo Bank, National Association. Harveys Casino Resorts entered into a letter of credit agreement to support $45 million of the $50 million in contingent consideration.

Item 7.  Financial Statements and Exhibits.

The financial statements and pro forma financial information required to be filed by this Item 7 will be filed by amendment to this Form 8-K no later than December 21, 1999, 60 days from the latest date that this initial Form 8-K is required to be filed.

The following exhibit is incorporated by reference into this report:

Exhibit
Number         Description
-------        -----------
 10.1          Purchase and Sale Agreement and Joint Escrow Instructions dated
               August 31, 1999 by and between HBR Realty Company, Inc., a Nevada corporation and Iowa West Racing Association, Nonprofit
               Corporation, an Iowa nonprofit corporation (incorporated herein by reference to Harveys Casino Resorts Current Report on
               Form 8-K, filed September 3, 1999).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARVEYS CASINO RESORTS
(Registrant)


/s/ John J. McLaughlin
----------------------------------
    John J. McLaughlin
Senior Vice President, Chief Financial
Officer and Treasurer